Exhibit 31.3

Certification of Principal Executive Officer pursuant to Rule 13a-14(a) and Rule 15d-14(a) of the Securities Exchange Act of 1934, as amended.

CERTIFICATIONS

I, Nancy Lurker, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of EyePoint Pharmaceuticals, Inc.; and

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated May 4, 2021	By:	/s/ Nancy Lurker
	Name:	Nancy Lurker
	Title:	President and Chief Executive Officer
(Principal Executive Officer)